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                                                                      EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
York International Corporation:


We consent to incorporation by reference in the Registration Statement on Form S-8 of York International Corporation of our report dated March 17, 2000, relating to the statements of net assets available for benefits of Bristol Compressors Thrift and Retirement Plan as of September 30, 1999 and 1998, the related statements of changes in net assets available for benefits for the years then ended, and the related schedules as of and for the year ended September 30, 1999, which report appears elsewhere in this Form 11-K.

                                       /s/KPMG LLP

Harrisburg, Pennsylvania
March 17, 2000

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